Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2013

Schaumburg, Ill. (May 6, 2013) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $340.5 million, and a net loss of $15.2 million, or -$0.23 per diluted share, for the first quarter of 2013 compared to total revenue of $431.4 million and net income of $52.1 million, or $0.78 per diluted share, for the first quarter of 2012.

“Since joining Career Education a month ago, I believe even more strongly that this organization has the right tools to achieve high levels of academic and financial success,” said Scott W. Steffey, president and chief executive officer. “We are taking the necessary steps to right-size and re-engineer our organization to become more efficient and effective, better reflecting the support structure needed at our current enrollment levels.”

“While we implement these changes, we must continue to retool and expand our academic programs for our domestic schools, foster continued educational innovation like our new adaptive learning technology, and improve our efforts and success in attracting, enrolling and retaining students. As we right-size and re-engineer the domestic schools we will also continue fostering growth in our highly successful International schools, and ensure that our Transitional Schools segment serves students with quality and integrity while teaching out those schools,” Steffey said. “We’re moving in the right direction and I look forward to leading this organization.”

CONSOLIDATED RESULTS

Quarter Ended March 31, 2013

•	Total revenue was $340.5 million for the first quarter of 2013, a 21.1 percent decrease from $431.4 million for the first quarter of 2012.

•

An operating loss of $18.1 million was reported for the first quarter of 2013 versus operating income of $47.9 million for the first quarter of 2012. The operating margin was -5.3 percent for the first quarter of 2013 versus 11.1 percent for the first quarter of 2012. Operating income for the first quarter of 2012 included a $19.0 million ($0.18 per diluted share) insurance recovery related to the settlement of claims under certain insurance policies.

•

The loss from continuing operations for the first quarter of 2013 was $14.5 million, or -$0.22 per diluted share compared to the income from continuing operations of $41.7 million, or $0.62 per diluted share, for the first quarter of 2012.

•

The net loss for the first quarter of 2013 included a $6.7 million ($0.10 per diluted share) loss related to the pending sale of the American InterContinental University campus in London, England which is reported in other (expense) income. The sale closed on April 1, 2013.

CEC ANNOUNCES 1Q13 RESULTS …PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

Net cash flows used in operating activities totaled $14.2 million for the quarter ended March 31, 2013, compared to net cash flows provided by operating activities of $17.4 million for the quarter ended March 31, 2012.

Capital expenditures decreased to $4.1 million for the quarter ended March 31, 2013, from $12.3 million for the quarter ended March 31, 2012. Capital expenditures represented 1.2 percent and 2.8 percent of total revenue of continuing and discontinued operations during the quarters ended March 31, 2013 and 2012, respectively.

Financial Position

As of March 31, 2013 and December 31, 2012, cash and cash equivalents and short-term investments totaled $299.2 million and $402.3 million, respectively. During the first quarter of 2013, the Company repaid the $80 million of outstanding borrowings under its Credit Agreement. Accordingly, restricted cash balances decreased to $11.4 million at March 31, 2013 from $97.9 million at December 31, 2012.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of March 31, 2013 and 2012, was as follows:

	As of March 31,		% Change 2013 vs. 2012
	2013	2012
Student Population
CTU	21,500	23,500	-9%
AIU	15,500	18,900	-18%

Total University Schools	37,000	42,400	-13%

Health Education	9,500	13,600	-30%
Culinary Arts	8,600	12,500	-31%
Design & Technology	5,600	7,800	-28%

Total Career Schools	23,700	33,900	-30%

International (1)	10,000	8,000	25%

Subtotal	70,700	84,300	-16%

Transitional Schools	4,300	11,100	-61%

Total Student Population	75,000	95,400	-21%

(1)	Student population as of March 31, 2013 includes approximately 900 students enrolled in the International schools acquired the second and fourth quarters of 2012. Excluding the impact of these acquisitions, student population increased 14%.

CEC ANNOUNCES 1Q13 RESULTS …PG 3

New Student Starts

New student starts by reportable segment for the quarters ended March 31, 2013 and 2012, were as follows:

	For the Quarter Ended March 31,		% Change 2013 vs. 2012
	2013	2012
New Student Starts
CTU (1)	4,520	5,670	-20%
AIU (1)	4,610	6,640	-31%

Total University Schools	9,130	12,310	-26%

Health Education	2,780	3,160	-12%
Culinary Arts	2,810	3,160	-11%
Design & Technology	980	1,080	- 9%

Total Career Schools	6,570	7,400	-11%

International (2)	1,080	740	46%

Subtotal	16,780	20,450	-18%

Transitional Schools (3)	70	2,630	NM

Total New Student Starts	16,850	23,080	-27%

(1)	During 2012 and 2013, CTU and AIU had established certain programs to enable students to assess their readiness to commit to enrolling in college-level courses. Excluding the impact of these readiness programs, the change in new student starts for CTU and AIU is -10% and -22%, respectively.

(2)	The first quarter of 2013 was favorably impacted when compared to the prior year quarter due to the timing of program offerings in the first quarter of 2013 versus the prior year. Excluding the impact of these items, the change in new student starts for International would have been 22%.

(3)	Campuses within the Transitional Schools segment no longer enroll new students; students who re-enter after 365 days are reported as new student starts.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Tuesday, May 7, 2013 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 34607968. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 34607968.

CEC ANNOUNCES 1Q13 RESULTS …PG 4

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of approximately 75,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States, and in France and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; our ability to implement our strategic initiatives and effective cost reduction strategies; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its subsequent filings with the Securities and Exchange Commission.

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CONTACT

Investors:	Matthew Tschanz
Director, Corporate Finance
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2013 (1)	December 31, 2012 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$223,816	$240,559
Restricted cash	11,408	97,878
Short-term investments	63,951	63,876

Total cash and cash equivalents and short-term investments	299,175	402,313

Student receivables, net	50,420	68,885
Receivables, other, net	4,413	3,845
Prepaid expenses	57,710	44,386
Inventories	7,500	8,514
Deferred income tax assets, net	7,125	7,092
Other current assets	6,845	4,422
Assets of discontinued operations	3,716	4,104

Total current assets	436,904	543,561

NON-CURRENT ASSETS:
Property and equipment, net	259,121	277,416
Goodwill	131,725	133,025
Intangible assets, net	61,127	61,670
Student receivables, net	6,652	6,832
Deferred income tax assets, net	48,128	47,900
Other assets, net	32,324	33,331
Assets of discontinued operations	18,643	18,968

TOTAL ASSETS	$994,624	$1,122,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings and current maturities of capital lease obligations	$103	$80,211
Accounts payable	42,601	38,419
Accrued expenses:
Payroll and related benefits	46,124	46,586
Advertising and production costs	20,634	20,963
Other	41,171	44,630
Deferred tuition revenue	83,718	112,018
Liabilities of discontinued operations	12,306	9,888

Total current liabilities	246,657	352,715

NON-CURRENT LIABILITIES:
Deferred rent obligations	93,260	95,146
Other liabilities	30,057	29,853
Liabilities of discontinued operations	28,178	33,199

Total non-current liabilities	151,495	158,198

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	818	816
Additional paid-in capital	598,903	596,826
Accumulated other comprehensive loss	(6,527)	(4,785)
Retained earnings	217,718	232,921
Cost of shares in treasury	(214,440)	(213,988)

Total stockholders’ equity	596,472	611,790

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$994,624	$1,122,703

(1)	During the first quarter of 2013 and the fourth quarter of 2012, the Company completed the teach-out of SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31, (1)
	2013	% of Total Revenue	2012	% of Total Revenue
REVENUE:
Tuition and registration fees	$335,285	98.5%	$420,885	97.6%
Other	5,198	1.5%	10,479	2.4%

Total revenue	340,483		431,364

OPERATING EXPENSES:
Educational services and facilities	132,883	39.0%	150,739	34.9%
General and administrative	206,419	60.6%	212,973	49.4%
Depreciation and amortization	19,125	5.6%	19,713	4.6%
Goodwill and asset impairment	157	0.0%	83	0.0%

Total operating expenses	358,584	105.3%	383,508	88.9%

Operating (loss) income	(18,101)	-5.3%	47,856	11.1%

OTHER (EXPENSE) INCOME:
Interest income	255	0.1%	270	0.1%
Interest expense	(706)	-0.2%	(37)	0.0%
Loss on pending sale of business	(6,712)	-2.0%	—	0.0%
Miscellaneous expense	(466)	-0.1%	—	0.0%

Total other (expense) income	(7,629)	-2.2%	233	0.1%

PRETAX (LOSS) INCOME	(25,730)	-7.6%	48,089	11.1%
(Benefit from) provision for income taxes	(11,239)	-3.3%	6,430	1.5%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(14,491)	-4.3%	41,659	9.7%
(Loss) income from discontinued operations, net of tax	(712)	-0.2%	10,417	2.4%

NET (LOSS) INCOME	(15,203)	-4.5%	52,076	12.1%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(1,743)		5,440
Unrealized gains (losses) on investments	1		(12)

Total other comprehensive (loss) income	(1,742)		5,428

COMPREHENSIVE (LOSS) INCOME	$(16,945)		$57,504

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(0.22)		$0.62
(Loss) income from discontinued operations	(0.01)		0.16

Net (loss) income per share	$(0.23)		$0.78

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,428		66,960

(1)	During the first quarter of 2013 and the fourth quarter of 2012, the Company completed the teach-out of SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(15,203)	$52,076
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Goodwill and asset impairment	157	83
Depreciation and amortization expense	19,295	20,106
Bad debt expense	6,702	9,390
Compensation expense related to share-based awards	1,775	2,780
Loss on pending sale of business	6,712	—
Loss on disposition of property and equipment	94	32
Changes in operating assets and liabilities	(33,729)	(67,115)

Net cash (used in) provided by operating activities	(14,197)	17,352

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(13,540)	(40,300)
Sales of available-for-sale investments	13,465	40,438
Purchases of property and equipment	(4,077)	(12,303)
Payments of cash upon sale of business	(1,947)	—
Other	(1)	(12)

Net cash used in investing activities	(6,100)	(12,177)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(56,431)
Issuance of common stock	304	477
Payments of contingent consideration	—	(3,555)
Payment on borrowings	(80,000)	—
Change in restricted cash	86,470	—
Payments of capital lease obligations	(74)	(547)

Net cash provided by (used in) financing activities	6,700	(60,056)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(3,194)	3,677

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,791)	(51,204)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	63	—
Less: Cash balance of discontinued operations, end of the period	15	—
CASH AND CASH EQUIVALENTS, beginning of the period	240,559	280,592

CASH AND CASH EQUIVALENTS, end of the period	$223,816	$229,388

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2013	2012 (1)
REVENUE:
CTU	$90,209	$96,329
AIU	66,299	88,940

Total University Schools	156,508	185,269

Health Education	38,021	54,092
Culinary Arts (2)	45,938	62,838
Design & Technology	30,289	41,801

Total Career Schools	114,248	158,731

International	49,677	42,829
Corporate and Other	—	14

Subtotal	320,433	386,843

Transitional Schools (2)	20,050	44,521

Total	$340,483	$431,364

OPERATING (LOSS) INCOME:
CTU	$15,912	$19,079
AIU	3,146	14,661

Total University Schools	19,058	33,740

Health Education	(11,310)	(1,672)
Culinary Arts (2)	(12,137)	1,266
Design & Technology	(7,156)	334

Total Career Schools	(30,603)	(72)

International	13,480	13,125
Corporate and Other	(6,368)	12,582

Subtotal	(4,433)	59,375

Transitional Schools (2)	(13,668)	(11,519)

Total	$(18,101)	$47,856

OPERATING (LOSS) MARGIN:
CTU	17.6%	19.8%
AIU	4.7%	16.5%

Total University Schools	12.2%	18.2%

Health Education	-29.7%	-3.1%
Culinary Arts	-26.4%	2.0%
Design & Technology	-23.6%	0.8%

Total Career Schools	-26.8%	0.0%

International	27.1%	30.6%
Corporate and Other	NM	NM

Subtotal	-1.4%	15.3%

Transitional Schools	-68.2%	-25.9%

Total	-5.3%	11.1%

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment.

(2)	During the first quarter of 2013 and the fourth quarter of 2012, the Company completed the teach-out of SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION BY QUARTER - 2012

(In thousands)

	For the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
CTU	$96,329	$91,839	$86,484	$89,283	$363,935
AIU	88,940	78,841	71,204	65,223	304,208

Total University Schools	185,269	170,680	157,688	154,506	668,143

Health Education	54,092	45,457	40,469	41,559	181,577
Culinary Arts (2)	62,838	57,895	54,415	49,694	224,842
Design & Technology	41,801	34,724	33,129	31,888	141,542

Total Career Schools	158,731	138,076	128,013	123,141	547,961

International	42,829	21,140	14,665	49,934	128,568
Corporate and Other	14	20	16	5	55

Subtotal	386,843	329,916	300,382	327,586	1,344,727

Transitional Schools (2)	44,521	37,561	31,574	26,922	140,578

Total	$431,364	$367,477	$331,956	$354,508	$1,485,305

OPERATING (LOSS) INCOME:
CTU	$19,079	$12,181	$10,324	$13,344	$54,928
AIU	14,661	6,878	1,084	(1,727)	20,896

Total University Schools	33,740	19,059	11,408	11,617	75,824

Health Education	(1,672)	(50,230)	(12,758)	(13,628)	(78,288)
Culinary Arts (2)	1,266	(3,121)	(10,136)	(21,863)	(33,854)
Design & Technology	334	(45,006)	(6,240)	(6,715)	(57,627)

Total Career Schools	(72)	(98,357)	(29,134)	(42,206)	(169,769)

International	13,125	(2,406)	(6,444)	16,856	21,131
Corporate and Other	12,582	(5,373)	(5,402)	(9,425)	(7,618)

Subtotal	59,375	(87,077)	(29,572)	(23,158)	(80,432)

Transitional Schools (2)	(11,519)	(19,158)	(17,520)	(53,251)	(101,448)

Total	$47,856	$(106,235)	$(47,092)	$(76,409)	$(181,880)

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment.

(2)	During the first quarter of 2013 and the fourth quarter of 2012, the Company completed the teach-out of SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION BY QUARTER - 2012

	As of the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31
STUDENT POPULATION:
CTU	23,500	22,600	22,000	21,600
AIU	18,900	14,500	14,900	14,200

Total University Schools	42,400	37,100	36,900	35,800

Health Education	13,600	10,200	10,600	8,800
Culinary Arts (2)	12,500	12,000	11,200	8,500
Design & Technology	7,800	6,600	6,500	5,400

Total Career Schools	33,900	28,800	28,300	22,700

International	8,000	2,700	8,800	11,400

Subtotal	84,300	68,600	74,000	69,900

Transitional Schools (2)	11,100	8,700	7,500	6,100

Total	95,400	77,300	81,500	76,000

	For the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31	Full Year
NEW STUDENT STARTS:
CTU	5,670	5,800	5,150	5,040	21,660
AIU	6,640	3,050	3,700	3,370	16,760

Total University Schools	12,310	8,850	8,850	8,410	38,420

Health Education	3,160	1,470	3,310	1,180	9,120
Culinary Arts (2)	3,160	2,410	3,920	2,810	12,300
Design & Technology	1,080	610	1,060	490	3,240

Total Career Schools	7,400	4,490	8,290	4,480	24,660

International	740	510	4,750	1,940	7,940

Subtotal	20,450	13,850	21,890	14,830	71,020

Transitional Schools (2)	2,630	1,150	1,720	840	6,340

Total	23,080	15,000	23,610	15,670	77,360

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment.

(2)	During the first quarter of 2013 and the fourth quarter of 2012, the Company completed the teach-out of SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.